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INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.
and
JOHN GOVETT & CO. LIMITED

THIS AGREEMENT is made as of this ____ day of ________, 1995 by and between JOHN GOVETT & CO. LIMITED ("JOHN GOVETT") of Shackleton House, 4 Battle Bridge Lane, London SE1 2HR, England, and VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC. ("VKAC") of 2800 Post Oak Boulevard, Houston, Texas 77056.

WHEREAS, VKAC has heretofore sponsored and acts as Investment Adviser to Van Kampen American Capital Life Investment Trust (the "Trust") with respect to the Global Equity Fund (the "Fund"); and

WHEREAS, JOHN GOVETT has available a staff of experienced investment personnel and facilities for providing investment sub-advisory services applicable to that portion of the investment portfolio invested in non-U.S. securities; and

WHEREAS, VKAC represents that it is a non-private investor with regard to the Investment Management Regulatory Organization Limited ("IMRO") rules.

WHEREAS, JOHN GOVETT is a member of IMRO, a self-regulating organization recognized under the Financial Services Act 1986 of the United Kingdom and is willing to provide VKAC with investment advisory services on the terms and conditions hereinafter set forth; and

WHEREAS, VKAC and JOHN GOVETT (jointly referred to as "the Advisers") desire to enter into an agreement for JOHN GOVETT to provide sub-advisory services to the Fund and to VKAC with respect to the Fund's non-U.S. investments.

NOW THEREFORE it is mutually agreed:

1.  Investment Sub-Advisory Services

1.1  Investment Advice

a) Subject to the overall policies, control, direction and review of the Fund's Trustees, JOHN GOVETT shall keep under review the non-U.S. investments of the Fund and continuously furnish to the Fund and to VKAC (1) investment advice primarily for investments in securities for which the principal trading market(s) are in non-U.S. countries; (2) economic, statistical and research information and advice, including advice on the allocation of investments among countries, relating only to such portion of the Fund's assets as the Advisers shall from time to time designate ("Non-U.S. Securities"), generally with respect to securities issued outside





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the United States and Canada; (3) recommendations as to the voting of proxies solicited by or with respect to Non-U.S. Securities; and (4) an investment program with respect to Non-U.S. Securities and recommendations as to what securities shall be purchased, sold or exchanged, and what portion, if any, of the Non-U.S. Securities shall be held in money market instruments.

b) The Advisers are responsible for the allocation of the Fund's assets among the various securities markets of the world. The Advisers will determine at least quarterly the percentage of the assets that shall be allocated to each of the Advisers (the "Asset Allocation"). The Asset Allocation will specify the percentage and nature of the assets of the Fund allocated to each of the Advisers for management on the effective date of the determination and will apply to cash inflows or outflows and income and expense accruals thereafter until such time as the Asset Allocation is redetermined. Each of the Advisers will be responsible for the allocation of assets among the securities markets within the area for which it is responsible. If the Advisers cannot agree on an Asset Allocation, the Trustees shall make the final determination since the Trustees retains in all events the control and management of the business and affairs of the Fund.

c) Unless otherwise instructed by VKAC or the Trustees, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by VKAC or by the Trustees, JOHN GOVETT shall determine the Non-U.S. Securities to be purchased and sold by the Fund and shall place orders for the purchase, sale or exchange of Non-U.S. Securities for the Fund's accounts with brokers or dealers and to that end JOHN GOVETT is authorized by the Trustees to give instructions to the Custodian and any Sub-Custodian of the Fund as to deliveries of such Non-U.S. Securities, transfers of currencies and payments of cash for the account of the Fund.

d) In performing these services, JOHN GOVETT shall adhere to the Fund's investment objectives, restrictions and limitations as contained in its Prospectus, Statement of Additional Information, or Agreement and Declaration of Trust and shall comply with all statutory and regulatory restrictions, limitations and requirements applicable to the activity of the Fund.

e) Unless otherwise instructed by VKAC or the Trustees, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by VKAC or by the Trustees, JOHN GOVETT shall have executed and performed on behalf of and at the expense of the Fund:

i) Purchases, sales, exchanges, conversions, and placement or orders for execution, and





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ii)  Reporting of all transactions to VKAC and to other entities as directed by
VKAC or by the Trustees.

f) JOHN GOVETT shall provide the Trustees at least quarterly, in advance of the regular meetings of the Trustees, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Trustees. JOHN GOVETT shall also make an investment officer available to attend such meetings of the Trustees as the Trustees may reasonably request.

1.2  Restriction of JOHN GOVETT's Powers

(a) JOHN GOVETT shall not commit the Fund to any extent beyond the amount of the cash and securities placed by the Fund under the control of the JOHN GOVETT.

(b) In carrying out its duties hereunder JOHN GOVETT shall comply with all reasonable instruction of the Fund or VKAC in connection therewith. Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Trustees or by any other person authorized by a resolution of the Trustees provided a certified copy of such resolution has been supplied to JOHN GOVETT.

(c) All securities, cash, and other assets of the Fund shall be placed and maintained in the care of a member bank of the Federal Reserve System of the United States approved by the Trustees as custodian and one or more "Eligible Foreign Custodians" (as defined in Rule 17f-5 under the Investment Company Act of 1940 (the "1940 Act")) approved by the Trustees as sub-custodians.

(d) Persons authorized by resolution of the Trustees shall have the right to inspect and copy contracts, notes, vouchers, and copies of entries in books or electronic recording media relating to the Fund's transactions at the registered office of JOHN GOVETT at any time during normal business hours. Such records, in relation to each transaction effected by JOHN GOVETT on behalf of the Fund shall be maintained by JOHN GOVETT for a period of seven years from the date of such transaction.

1.3  Purchase and Sale of Securities

In performing the services described above, JOHN GOVETT shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Trustees, JOHN GOVETT may, to the extent authorized by law, cause the Fund to pay a broker or dealer who provides brokerage and research services an amount of commission for effecting the Fund's investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, in





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recognition of the brokerage and research services provided by the broker or dealer. To the extent authorized by law, JOHN GOVETT shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

1.4  Custodian

JOHN GOVETT shall not act as Custodian for the securities or any other assets of the Fund. All such assets shall be held by the Custodian or Sub-Custodian appointed by the Trustees.

2.  Duties of VKAC

2.1  Provision of Information

VKAC shall advise JOHN GOVETT from time to time with respect to the Fund of its investment objectives and of any changes or modifications thereto, as well as any specific investment restrictions or limitations by sending to JOHN GOVETT a copy of each registration statement relating to the Fund as filed with the Securities and Exchange Commission. As requested by JOHN GOVETT, VKAC shall furnish such information to JOHN GOVETT as to holdings, purchases, and sales of the securities under its management as will reasonably enable JOHN GOVETT to furnish its investment advice under this Agreement.

2.2  Compensation to JOHN GOVETT

The fee for the services provided under this Agreement will be determined as follows:

(a) An amount for each month (or such other valuation period as may be mutually agreed upon) equivalent, on an annual basis, to 50% of the compensation actually received by VKAC pursuant to the investment advisory fee schedule set forth in the Investment Advisory Agreement between the Fund and VKAC taking into account any waiver or return to the Fund of any or all of such advisory fee by VKAC (with any such return of fees to be treated as if not actually received). The value of the assets of the Fund shall be computed as of the close of business on the last day of each valuation period for the Fund, using the average of all the daily determinations of the net value of the assets of the Fund.

(b)  The foregoing fee shall be paid in cash by VKAC to JOHN GOVETT within five
(5) business days after the last day of the valuation period.

3.  Miscellaneous

3.1  Activities of JOHN GOVETT





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The services of JOHN GOVETT as Sub-Adviser to VKAC under this Agreement are not to be deemed exclusive, JOHN GOVETT and its affiliates being free to render services to others. It is understood that shareholders, directors, officers and employees of JOHN GOVETT may become interested in the Fund or VKAC as a shareholder, trustee, officer, partner or otherwise.

3.2  Services to Other Clients

VKAC acknowledges that JOHN GOVETT may have investment responsibilities, or render investment advice to, or perform other investment advisory services for, other individuals or entities, ("Clients"). Subject to the provisions of this paragraph, VKAC agrees that JOHN GOVETT may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund, provided that JOHN GOVETT acts in good faith, and provided, further, that it is JOHN GOVETT policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Clients, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. VKAC acknowledges that one or more of the Clients may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which may involve the Fund or otherwise. JOHN GOVETT shall have no obligation to acquire for the Fund a position in any investment which any Client may acquire, and VKAC shall have no first refusal, coinvestment or other rights in respect of any such investment, either for the Fund or otherwise.

3.3  Best Efforts

It is understood and agreed that in furnishing the investment advice and other services as herein provided, JOHN GOVETT shall use its best professional judgment to recommend actions which will provide favorable results for the Fund. JOHN GOVETT shall not be liable to the Fund or to any shareholder of the Fund to any greater degree than VKAC.

3.4  Indemnity for Taxes

a) Notwithstanding any other provision of this Agreement, VKAC shall indemnify and save JOHN GOVETT and each of its affiliates, officers, directors and employees (each an "Indemnified Party") harmless from, against, for and in respect of all taxes imposed by the United Kingdom on VKAC or the Fund, in relation to the matters contemplated by this Agreement in the event that any such tax is assessed or charged on an Indemnified Party as a branch or agent of VKAC or the Fund.





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b)  VKAC will not be liable under this indemnification provision with respect to any liabilities incurred by reason of an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund.

c) VKAC will not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified VKAC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent). In case any such action is brought against the Indemnified Parties, VKAC will be entitled to participate, at its own expense, in the defense thereof. VKAC also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from VKAC to such party of VKAC's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and VKAC will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof.

3.5  Duration of Agreement

a) This Agreement, unless terminated pursuant to paragraph b or c below, shall have an initial term of two years, and thereafter shall continue in effect from year to year, provided its continued applicability is specifically approved at least annually by the Trustees or by a vote of the holders of a majority of the outstanding shares of the Fund. In addition, such continuation shall be approved by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the 1940 Act.

b) This Agreement may be terminated by sixty (60) days' written notice by either VKAC or JOHN GOVETT to the other party. The Agreement may also be terminated at any time, without the payment of any penalty, by the Fund (by vote of the Trustees or, by the vote of a majority of the outstanding voting securities of such Fund), on sixty (60) days' written notice to both VKAC and JOHN GOVETT. This Agreement shall automatically terminate in the event of the termination of the investment advisory agreement between VKAC and the Fund.

c) This Agreement shall terminate in the event of its assignment. The term "assignment" for this purpose shall have the same meaning





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set forth in Section 2(a)(4) of the 1940 Act.

d) Termination shall be without prejudice to the completion of any transactions which JOHN GOVETT shall have committed to on behalf of the Fund prior to the time of termination. JOHN GOVETT shall not effect and the Fund shall not be entitled to instruct JOHN GOVETT to effect any further transactions on behalf of the Fund subsequent to the time termination takes effect.

e) This Agreement shall terminate forthwith by notice in writing on the happening of any of the following events:

i) if VKAC or JOHN GOVETT shall go into liquidation (except a voluntary liquidation for the purpose of and followed by a bona fide reconstruction or amalgamation upon terms previously approved in writing by the party not in liquidation) or if a receiver or receiver and manager of any of the assets of any of them is appointed; or

ii) if either of the parties hereto shall commit any breach of the provisions hereof and shall not have remedied such breach within 30 days after the service of notice by the party not in breach on the other requiring the same to be remedied.

f) On the termination of this Agreement and completion of all matters referred to in the foregoing paragraph (d) JOHN GOVETT shall deliver or cause to be delivered to the Fund copies of all documents, records and books of the Fund required to be maintained pursuant to Rules 31a-1 or 31a-2 of the 1940 Act which are in JOHN GOVETT's possession, power or control and which are valid and in force at the date of termination.

3.6  Notices

Any notice, request, instruction, or other document to be given under this Agreement by any party hereto to the other parties shall be in writing and delivered personally or sent by mail or telecopy (with a hard copy to follow),



If to JOHN GOVETT, to:

Shackleton House
4 Battle Bridge Lane
London SE1 2HR
England
attn: The Hon. Kevin Pakenham





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with a copy to:

650 California Street
28th Floor
San Francisco, CA 94108
telecopy: (415) 249-0554
attn: Michael J. Mayer

and a copy to:

650 California Street
28th Floor
San Francisco, CA 94108
telecopy: (415) 249-0553
attn: Robert A. Cornman, Esq.

and a copy to:

Heller, Ehrman, White & McAuliffe
333 Bush Street
San Francisco, CA 94104
telecopy: (415) 772-6268
attn: Mitchell E. Nichter, Esq.

If to VKAC, to:

2800 Post Oak Blvd.
Houston, TX 77056
telecopy: (713) 993-4300
attn: Don Powell

with a copy to:

2800 Post Oak Blvd.
Houston, TX 77056
telecopy: (713) 993-4317
attn: Nori L. Gabert, Esq.

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be presumed to have been duly given to the party to which it is addressed, on the date three (3) days after mailing, and in the case of delivery by telecopy, on the date the hard copy is received.





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3.7  IMRO Rules

As a member of IMRO and in light of IMRO Rules, the Sub-Adviser places on record that it regards this Agreement as not necessitating any ancillary agreement with the Fund or VKAC on the grounds that, within meanings of the IMRO Rules (a) the Fund is an open-ended investment company and a business investor, (b) VKAC is a professional investor and (c) the subject matter of this Agreement is a scheme management activity.

3.8  Choice of Law

This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the United States and the State of California.

3.9  Miscellaneous Provisions

The execution of this Agreement has been authorized by the Trust's Trustees and by the sole shareholder. This Agreement is executed on behalf of the Trust or the Trustees of the Trust as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. A Certificate of Trust in respect of the Trust is on file with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the Agreement has been executed as of the date first above given.


JOHN GOVETT & CO. LIMITED

By:_____________________________________

Name:  _________________________________

Its:  __________________________________



VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.

By: ____________________________________

Name:  _________________________________

Its:  __________________________________





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